UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 10, 2007

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2007, the board of directors of Serena Software, Inc. (the “Serena”) nominated Jeremy Burton, the Company’s President and Chief Executive Officer, as a director to Serena’s board of directors. Pursuant to the terms of the Stockholders Agreement dated March 10, 2006 (“Stockholders Agreement”), a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, Mr. Burton was also elected as a director by the Stockholders, as such term is defined in the Stockholders Agreement. Information regarding the background and experience of, and compensatory arrangements with, Mr. Burton, is included in the Company’s Current Report on Form 8-K (File No. 000-25285) filed with the Securities and Exchange Commission on February 26, 2007, which information is incorporated herein by reference.

On April 10, 2007, the board of directors of Serena authorized Serena to enter into change of control agreements with Jeremy Burton, President, Chief Executive Officer, Matthew DiMaria, Senior Vice President, Worldwide Marketing, Edward Malysz, Senior Vice President, General Counsel, Michael Steinharter, Senior Vice President, Worldwide Field Operations, and Carl Theobald, Senior Vice President, Research and Development. Under the terms of these agreements, in the event of a change of control of Serena, and the executive officer’s employment is involuntarily terminated without cause or the executive officer resigns for good reason within 12 months after the consummation of the change of control of Serena, the executive officer will be entitled to receive the following severance benefits: (1) continuation of base salary for the severance period applicable to the executive officer as described below; (2) 100% of the executive officer’s target bonus for the applicable severance period, plus a pro-rated amount of the executive officer’s target bonus based upon the number of days that have elapsed in the fiscal year as of the executive officer’s termination date; and (3) payment of health coverage costs for the applicable severance period. The applicable severance periods are two years for our President, Chief Executive Officer, one and one-half years for our Senior Vice President, Worldwide Field Operations, and one year for our other executive officers other than our Senior Vice President, Chief Financial Officer, from the date of termination. In order to receive these severance benefits, an executive officer must execute a release of claims in favor of the surviving company and comply with various restrictive covenants during the applicable severance period, including non-disparagement, non-compete and non-solicitation covenants. Our Senior Vice President, Chief Financial Officer has similar change of control benefits under an existing employment agreement with the Company.

Item	9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name:	Edward Malysz
Title:	Senior Vice President and General Counsel

Date: April 11, 2007

EXHIBIT INDEX

10.1	Stockholders Agreement by and among Spyglass Merger Corp., Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C., Serena Co-Invest Partners, L.P., Integral Capital Partners VII, L.P., Douglas D. Troxel Living Trust, Change Happens Foundation and Douglas D. Troxel dated as of March 10, 2006 (incorporated by reference to Exhibit 22 to the amended Schedule 13D (File No. 005-58055) filed by Silver Lake Partners II, L.P., with the Securities and Exchange Commission on March 16, 2006)